SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2012

Cagle’s, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-07138	58-0625713
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1385 Collier Road NW, Atlanta, GA	30318
(Address of principal executive offices)	(Zip Code)

(404) 355-2820

(Registrants telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - FINANCIAL INFORMATION

ITEM 2.03.   CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Effective April 5, 2012, Cagle’s, Inc. and its wholly owned subsidiary Cagle’s Farms, Inc. (the “Company”) entered into a Third Amendment to the Debtor in Possession Credit and Security Agreement originally signed October 24, 2011 and amended by the First Amendment to Debtor in Possession Credit and Security Agreement on November 23, 2011, by letter agreements dated December 22, 2011, January 26, 2012, February 16, 2012, March 1, 2012 and March 16, 2012, and by a Second Amendment to the Debtor in Possession Credit and Security Agreement (the “Agreement”) with AgSouth Farm Credit, ACA, an agricultural credit association (the “Lender”) effective March 22, 2012.

The original Debtor in Possession Credit and Security Agreement defined the requirements for an acceptable reorganization plan.  The First Amendment to Debtor in Possession Credit and Security Agreement also required the Company to initiate a process to sell a significant portion or substantially all of the Company’s assets in 90 days and to meet certain progress benchmarks in connection with such sale.

This Third Amendment dated as of April 5, 2012, extends until May 11, 2012, the deadline for a bankruptcy court motion for approval of a Sale Transaction.  The deadline for consummating the Sale Transaction covering substantially all, or a significant portion of, the Company’s assets is extended until June 15, 2012.

Furthermore, the maturity date of the Third Amendment to the Debtor in Possession Credit and Security Agreement is extended until June 15, 2012, but the maximum amount of the credit line is reduced to $13,309,000.  As of April 11, 2012, there are no amounts drawn on the debtor in possession credit line.

No other changes to the Agreement materially modify the description in the Company’s previous 8-K filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cagle’s, Inc.
(Registrant)

Date: April 11, 2012

By:	/s/ Harry C. Woodring
Harry C. Woodring
Chief Financial Officer